UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 13, 2007

SIMEX TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26599	58-2465647
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

4545 Wieuca Road, Bldg 2

Atlanta, Georgia 30342

 (Address of principal executive offices) (Zip Code)

(404) 236-0134

(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 8 – Other Events

Item 8.01 Other Events

On August 13, 2007, the Registrant entered into a Letter of Intent to acquire College Tonight, Inc. in a reverse merger.  College Tonight (CT) is a privately held corporation with its

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principal headquarters located in Valley Village, California. CT is a social networking experience and marketing platform, which is designed to promote actual social interactivity among college students.  Due to the mobile nature of the site, the service’s design is also structured for the mobile user, focusing on nightlife events and social opportunities both directly on a student’s campus and within their broader communities. CT’s platform allows advertisers to tap into the world of active, outgoing and socially motivated college students – the trendsetters and “tastemakers” in our society.  The launch of a fully functional website is scheduled for September.

The proposed merger is subject to numerous conditions precedent, and will involve a change in stockholder control of the Registrant, a change of management, a change of corporate name, a change of corporate headquarters, among other matters.  The proposed merger is expected to involve a one for four reverse stock split of the current outstanding shares of the Registrant.  The Registrant estimates that the merger will close in 60 days or less.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:

None

(b) Pro forma financial information:

None

(c) Shell company transactions:

None

(d) Exhibits

99.1      Press Release of Simex Technologies, Inc. dated August 14, 2007

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SIMEX TECHNOLOGIES, INC.
Date: August 17, 2007	/s/ Warren L. Traver
By: Warren L. Traver, Vice President

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Simex Technologies, Inc. dated August 14, 2007

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